Exhibit 10.12

RESTRICTED STOCK AGREEMENT
UNDER THE Hayward HOLDINGS, Inc.
SECOND AMENDED AND RESTATED 2017 Equity Incentive Plan

Name of Holder:	Kevin P. Holleran (the “Holder”)
No. of Shares of Stock:	949.49 Shares of Class A Common Stock
Grant Date:	December 24, 2019 (the “Grant Date”)
Per Share Value:	$1,053.20 (the “Per Share Value”)

Pursuant to the Hayward Holdings, Inc. Second Amended and Restated 2017 Equity Incentive Plan (as amended, modified, supplemented or restated and in effect from time to time, the “Plan”), Hayward Holdings, Inc., a Delaware corporation (together with its successors, the “Company”), hereby grants to the individual named above, who is an employee of the Company or any of the Subsidiaries, the shares of Restricted Stock (as defined below), pursuant to which the shares of Restricted Stock are valued at the Per Share Value, which Per Share Value represents the Fair Market Value per share on the Grant Date, subject to the terms and conditions set forth herein and in the Plan. The Holder agrees to the provisions set forth herein, as well as the provisions set forth in the Charter and the Stockholders' Agreement in respect of the Restricted Stock, and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the shares of Restricted Stock to him. The Issue Price, for purposes of the Stockholders Agreement, shall be zero. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of shares of Restricted Stock in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the shares of Restricted Stock in respect of which they were issued, and shall be deemed shares of Restricted Stock as if and to the same extent they were issued at the date hereof.

1.              Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

“CCMP Investor” means, collectively, CCMP Capital Investors III, L.P., CCMP Capital Investors III (Employee), L.P. and any of their respective Affiliates that is a transferee of any CCMP Investor Shares or otherwise acquires equity securities of the Company.

“CCMP Investor Shares” means the equity securities of the Company acquired by the CCMP Investor in connection with its investment in the Company, whether acquired before, on or after the date hereof, and any additional securities received in respect thereof, as a dividend on, or otherwise on account of, such equity securities.

Change of Control” shall have the meaning set forth in the Plan, provided that references to “Hayward” as used therein or any definition incorporated therein by reference shall mean either Hayward Industries, Inc. or Hayward Intermediate, Inc.

“Charter” means the amended and restated certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificate of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Disability” shall have the meaning set forth in the Holder’s Employment Agreement.

“Good Reason” shall have the meaning set forth in the Holder’s Employment Agreement.

“MSD Investor” means MSD Aqua Partners, LLC and any of its Affiliates that is a transferee of any MSD Investor Shares or otherwise acquires equity securities of the Company.

“MSD Investor Shares” means the equity securities of the Company acquired by the MSD Investor in connection with its investment in the Company, whether acquired before, on or after the date hereof and any additional securities received in respect thereof, as a dividend on, or otherwise on account of, such equity securities.

“Restricted Stock” means the number of shares of Class A Common Stock, par value $0.001 per share, of the Company being granted to the Holder on the date hereof and any additional shares of Class A Common Stock or other securities received in respect of such shares of Class A Common Stock, as a dividend on, or otherwise on account of, such shares of Class A Common Stock.

“Service Relationship” means any relationship as an employee, part-time employee, director or other key person (including consultants) of the Company or any Subsidiary or any successor entity such that, for example, a Service Relationship shall be deemed to continue without interruption in the event the Holder’s status changes from full-time employee to part-time employee or consultant.

“Stockholders Agreement” means the Stockholders Agreement, dated as of August 4, 2017, as it may be amended, modified or amended and restated from time to time.

2.              Grant of Restricted Stock; Investment Representations.

(a)               Grant. On the date hereof, the Company hereby grants to the Holder the number of shares of Restricted Stock set forth above. One hundred percent (100%) of such Restricted Stock shall be subject to the vesting criteria set forth in Section 3 below (the “Vesting Shares”).

(b)               Investment Representations. In connection with the grant of the shares of Restricted Stock contemplated by Section 2(a) above, the Holder hereby represents and warrants to the Company as follows:

(i)                 The Holder acknowledges that the shares of Restricted Stock are subject to the terms and conditions of the Stockholders Agreement and agrees to be bound to all of the provisions thereof.

(ii)                The Holder is being granted the shares of Restricted Stock for the Holder’s own account for investment only, and not for resale or with a view to the distribution thereof.

(iii)               The Holder has had such an opportunity as he has deemed adequate to obtain from the Company such information as is necessary to permit him to evaluate the merits and risks of the Holder’s investment in the Company and has consulted with the Holder’s own advisers with respect thereto.

(iv)               The Holder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the holding of the shares of Restricted Stock and to make an informed decision with respect to such grant.

(v)                The Holder can afford a complete loss of the value of the shares of Restricted Stock and is able to bear the economic risk of holding such shares of Restricted Stock for an indefinite period.

(vi)               The Holder understands that the shares of Restricted Stock are not registered under the Securities Act of 1933 (the “Act”) (it being understood that the shares of Restricted Stock are being issued and sold in reliance on the exemption provided in Rule 701 thereunder or Regulation D) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Holder further acknowledges that certificates representing the shares of Restricted Stock will bear restrictive legends reflecting the foregoing.

3.              Vesting; Forfeiture of Unvested Shares. Subject to the terms and conditions set forth in the Plan, the Restricted Stock shall vest as follows:

(a)               Vesting Shares.

(i)                 Initial Public Offering. Subject to and effective immediately prior to the consummation of an IPO, all Vesting Shares shall be deemed vested, provided that the Holder remains in a continuous Service Relationship from the Grant Date to the date of the consummation of the IPO.

(ii)              Change of Control. Subject to and effective immediately prior to the consummation of a Change of Control, all Vesting Shares shall be deemed vested, provided that the Holder remains in a continuous Service Relationship from the Grant Date to the date of the consummation of the Change of Control.

(b)               Additional Vesting.

(i)                Upon Death or Disability. In the event that the Holder’s Service Relationship terminates by reason of such Holder's death or Disability, all Vesting Shares shall be deemed vested.

(ii)              Without Cause, For Good Reason. In the event that the Holder’s Service Relationship is terminated by the Company or its Affiliates without Cause, or by the Holder for Good Reason, the Holder’s Vesting Shares that are not vested as of the date of termination shall remain outstanding for up to six months following such termination and remain eligible to vest in accordance with Section 3(a) if an IPO or Change of Control occurs during such six month period, provided, further, that if a transaction, which is not an IPO nor a Change of Control, is consummated immediately following which either the MSD Investor ceases to own any MSD Investor Shares or the CCMP Investor ceases to own any CCMP Investor Shares and the Holder’s Service Relationship is terminated by the Company or its Affiliates without Cause, or by the Holder for Good Reason within a year of such transaction, all Vesting Shares shall be deemed vested.

(c)               Forfeiture of Shares Upon Termination of Service Relationship. In the event that the Holder’s Service Relationship terminates for any reason, other than described in Section 3(b) above, those of the Holder’s Vesting Shares that are not vested as of the date of termination shall automatically be fully forfeited for no consideration.

4.               Withholding Taxes. The Holder will not make an election in accordance with Section 83(b) of the Internal Revenue Code of 1986 (“83(b) Election”) with regard to the Vesting Shares, and agrees to pay the Company all withholding and employee payroll taxes determined to be due to the Company on the vesting date of such Vesting Shares based on the excess, if any, of the fair market value of such shares of Restricted Stock as of the date of vesting over the purchase price (i.e., zero) as of the vesting date. The Fair Market Value of such shares on such vesting date will be determined in accordance with the Stockholders’ Agreement and will be communicated to the Holder as promptly as practicable prior to such vesting date. The Holder may elect to have the minimum tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued or transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the minimum withholding amount due. The Company and any Subsidiary shall, to the extent permitted by the law, have the right to deduct such tax payment from any payment at any time otherwise due to the Company. The Holder represents that he has received tax advice from his own personal tax advisor on the consequences of the grant of the shares of Restricted Stock and the determination to not make a Section 83(b) election.

5.               Restricted Activities. The provisions of Sections 6,7 and 8 of the employment agreement between the Holder, Hayward Industries, Inc. and the Company dated as of August 12, 2019 (as may be amended from time to time, the “Employment Agreement”), including without limitation the restrictive covenants related to confidential information, assignment of intellectual property, non-competition, customer non-solicitation, employee non-solicitation and no-hire, and non-disparagement set forth therein, as well as the definitions of any capitalized terms contained in such Sections and defined elsewhere in the Employment Agreement (collectively, the “Incorporated Restrictions”), are hereby incorporated by reference in their entirety. In consideration of the Vesting Shares issued to the Holder under this Agreement, the Holder hereby affirms and agrees to be bound by the Incorporated Restrictions.  The Holder’s obligations under this Section 5 shall remain separate and distinct from, and shall not supersede, replace or otherwise be affected by,  any other similar obligations contained in any agreement between the Holder and the Company or its Affiliates (including, without limitation, the Employment Agreement).

6.              Miscellaneous Provisions.

(a)               Change and Modifications. This Agreement may not be orally changed, modified, amended or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified, amended or terminated only by an agreement in writing signed by the Company and the Holder.

(b)               Governing Law. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

(c)               Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

(d)               Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

(e)               Notices. All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by e-mail or sent by nationally recognized overnight courier to the parties hereto at the following addresses (or at such other address for any party hereto as shall be specified by like notice):

if to the Company:

Hayward Holdings, Inc.

c/o CCMP Capital Advisors, LP
277 Park Avenue, 27th Floor
New York, New York 10172

Attention:

Email:

with a copy (which shall not constitute effective notice) to:

CCMP Capital Advisors, LP
277 Park Avenue, 27th Floor
New York, New York 10172

Attention:

Email:

and to

MSD Partners, L.P.

645 Fifth Avenue, 21st Floor

New York, New York 10022

Attention:

Email:

and to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attention:

Email:

if to the Holder, as set forth underneath the Holder’s signatures below or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been given and received (w) when delivered, if personally delivered; (x) upon machine generated acknowledgement of receipt after transmittal by electronic mail if so acknowledged to have been received before 5:00 p.m. on a Business Day at the location of receipt and otherwise on the next following Business Day; (y) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (z) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

(f)                Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

(g)               Dispute Resolution.

(i)                Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration conducted expeditiously in accordance with the J.A.M.S./Endispute Comprehensive Arbitration Rules and Procedures. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York.

(ii)              The parties covenant and agree that the arbitration shall commence within sixty (60) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrator shall have the power to order the production of documents by each party and any third-party witnesses.

In addition, each party may take up to three depositions as of right, and the arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrator shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven Business Days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party’s witness or expert. The arbitrator’s decision and award shall be made and delivered within six months of the selection of the arbitrator. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

(iii)             The parties covenant and agree that they will participate in the arbitration in good faith. This Section 7(g) applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm.

(iv)             Each of the parties hereto (x) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction for the purpose of enforcing the award or decision in any such proceeding, (y) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution (except as protected by applicable law), that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its, his or her submission to jurisdiction and its, his or her consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction.

(h)               Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

(i)                 Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(j)                 Entire Agreement. The Plan, this Agreement and the Stockholders Agreement constitute the entire agreement with respect to the subject matter hereof and thereof. In the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Holder have executed this Amended and Restated Restricted Stock Agreement as of the date first written above.

HAYWARD HOLDINGS, INC.

By:	/s/ Anthony Colucci
Name: Anthony Colucci
Title: Senior Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the Company and the Holder have executed this Amended and Restated Restricted Stock Agreement as of the date first written above.

HOLDER:

/s/ Kevin P. Holleran
Name: Kevin P. Holleran

Address: